Exhibit 10.33
CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

FINAL
AMENDED AND RESTATED
SALES REPRESENTATIVE AGREEMENT
     THIS AMENDED AND RESTATED SALES REPRESENTATIVE AGREEMENT (this “Agreement”), dated and effective as of the 6th day of October 2008 (the “Effective Date”), between EverQ GmbH, a limited liability company organized and existing under the laws of Germany and having its principal place of business at OT Thalheim, Sonnenallee 14-24, 06766 Bitterfeld-Wolfen, Germany (“EverQ”), and Evergreen Solar, Inc., a Delaware corporation, having its principal place of business at 138 Bartlett Street, Marlboro, Massachusetts, 01752 USA (“Evergreen”). EverQ and Evergreen are also collectively referred to herein as “Parties” and individually as “Party.”
RECITALS
     WHEREAS, EverQ and Evergreen previously entered into that certain Sales Representative Agreement dated and effective September 29, 2006 (the “Prior Agreement”); and
     WHEREAS, pursuant to Section 21(e) (Amendments and Waivers) of the Prior Agreement, EverQ and Evergreen desire to amend and restate in its entirety the Prior Agreement as set forth in this Agreement to expressly define the rights and obligations of each Party during the transition from Evergreen serving as EverQ’s sales representative to EverQ independently managing its own sales and marketing activities.
AGREEMENT
     NOW, THEREFORE, it is mutually agreed that EverQ will manufacture and supply, and Evergreen will use commercially reasonable efforts to market and sell, as representative of EverQ, the Evergreen-Product as defined in this Agreement, pursuant to and in accordance with the following terms and conditions.
     1. DEFINITIONS AND EXHIBITS
     The following terms shall have the following respective meanings for purposes of this Agreement:
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          (a) “Business Day” shall mean any day on which financial institutions are generally open and available for business, and which is not otherwise a holiday, in all of the German state of Saxony-Anhalt and the United States Commonwealth of Massachusetts.
          (b) “Change of Control” means with respect to any entity, the acquisition of such entity by another entity by means of any transaction or series of related transactions (including, without limitation, any share acquisition, sale of all or substantially all of the assets, reorganization, merger or consolidation, but excluding any sale of shares for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of such entity outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in such entity held by such holders prior to such transaction, more than 50% of the total voting power represented by the voting securities of such entity or such surviving entity outstanding immediately after such transaction or series of transactions
          (c) “Contracts” shall mean the supply agreements listed in Exhibit C and any Product Sales Transactions Evergreen is permitted to enter into pursuant to this Agreement for fulfillment using Evergreen-Products produced and available for shipment prior to the Sales Termination Date which additional Product Sales Transactions shall be listed on Exhibit C and deemed to be Contracts. The Contracts shall exclude each Specified Contract to the extent that each such Contract is assigned pursuant to Section 14(f) (Customer Transfers).
          (d) “Dedicated Production Capacity” shall mean the amount of production capacity needed for the fulfillment of the Contracts between January 1, 2008 and the Sales Fulfillment Termination Date in MWp as such amounts are listed in Exhibit D; provided, however, if all of EverQ’s production capacity is less than the Dedicated Production Capacity in one calendar year determined in Exhibit D, then the Dedicated Production Capacity shall mean all of EverQ’s production capacity in the respective year.
          (e) “Evergreen Design” means any proprietary visual design or proprietary configuration of the products currently manufactured by EverQ and provided by Evergreen which is formally described by prior written notification by Evergreen as “Evergreen Design”. Provided, however, that the Parties agree that each of (i) products manufactured by EverQ based on any specification, visual design or configuration requested by Evergreen, (ii) any wafer and cell technology in use by Evergreen as of the Sales Termination Date and (iii) any intellectual property licensed to EverQ, do not constitute and include “Evergreen Design.”.
          (f) “Evergreen-Product(s)” shall mean the products manufactured by EverQ to be sold by Evergreen pursuant to the Contracts.
          (g) “EverQ-Product(s) shall mean the products manufactured and sold by EverQ which are not Evergreen-Products.
          (h) “License Agreements” means the Second Amended and Restated License & Technology Transfer Agreement by and between Evergreen and EverQ, that the Parties expect to
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enter into later in 2008, and the Quad Technology License Agreement by and between Evergreen and EverQ dated as of October 6, 2008.
          (i) “Orders” shall mean orders for Products issued hereunder by Evergreen.
          (j) “Product(s)” shall mean the products manufactured by EverQ. The Products currently include those products described in Exhibit A.
          (k) “Product Revenue” means the payment that Evergreen actually receives in consideration for the sale of the respective Evergreen-Product to a customer hereunder and does not include third party costs such as shipping and insurance and does not include taxes and duties.
          (l) “Sales Fulfillment Termination Date” shall mean December 31, 2011.
          (m) “Sales Termination Date” shall mean December 31, 2008.
          (n) “Specifications” shall mean the written specifications according to which the Evergreen-Products are to be manufactured pursuant to the Contracts, which specifications may only be modified as provided under Section 12 (Changes).
          (o) “Specified Contracts” shall mean the supply agreements with each of [****].
     The following Exhibits are attached to this Agreement and are incorporated herein by this reference:
Exhibit A — Products
Exhibit B — Warranty
Exhibit C — Schedule of Customer Contracts with Evergreen
Exhibit D — Schedule of Dedicated Production Capacity between 2008 and 2011
Exhibit E — [****]
     Each Party acknowledges receipt of copies of all documents referred to in the Exhibits.
     2. PRECEDENCE OF DOCUMENTS
     The precedence of agreements between Evergreen and EverQ shall be:
          (a) This Agreement, including any amendment adopted pursuant to Section 22(f) (Amendments and Waivers).
          (b) Any Order.
          (c) Any subsequent written agreement between Evergreen and EverQ that does not expressly indicate it is an amendment to this Agreement.
     3. APPOINTMENT AND AUTHORITY OF EVERGREEN.
     EverQ hereby appoints Evergreen as EverQ’s sales agent (Kommissionsagent), and
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Evergreen hereby accepts such appointment. Evergreen will use commercially reasonable efforts to market and sell the Evergreen-Product and EverQ shall manufacture and deliver the Evergreen-Product ordered by Evergreen in accordance with the terms and conditions of this Agreement. Such efforts by Evergreen shall include serving as the exclusive sales representative for all Evergreen-Products currently scheduled for delivery under the Contracts as in effect on January 1, 2008 and for the sale of all Evergreen-Products manufactured by EverQ and available for shipment on or prior to the Sales Termination Date. Subject to the terms and conditions of this Agreement, Evergreen shall have the right to manage and conduct its activities in the manner it deems appropriate in Evergreen’s discretion. Subject to its obligations to fulfill the requirements of the Contracts and the Product allocation requirements pursuant to Section 6(e) (Sourcing), Evergreen may generate, accept and manage orders for any Evergreen factory capacity or products manufactured by parties other than EverQ without limitation or restriction on any terms or conditions of such orders, including, without limitation, customer, country or price.
     4. PRODUCTION CAPACITY FORECASTS.
          (a) EverQ Long Term Forecasts. Upon the Effective Date and at [****] prior to the Sales Fulfillment Termination Date, EverQ shall provide Evergreen a written non-binding capacity forecast (“EverQ Long Term Forecast”), indicating whether EverQ’s capacity is sufficient to supply the Evergreen-Products as required pursuant to the Contracts in each of the [****] from the date such forecast is given through the Sales Fulfillment Termination Date. EverQ shall notify Evergreen promptly upon becoming aware of circumstances that would limit EverQ’s ability to supply adequate quantities of Evergreen-Product to satisfy the requirements under the Contracts.
          (b) EverQ Rolling Forecast. Each [****] during the term of this Agreement EverQ shall provide Evergreen a written rolling capacity forecast ( “EverQ Rolling Forecast”), indicating whether EverQ can supply Evergreen in each of the next [****] with the volumes specified in the Evergreen Forecast, as defined under Section 6(a).
     5. PRODUCT SALES TRANSACTIONS.
          (a) EverQ Terms. With respect to Evergreen-Products that may be sold by Evergreen hereunder, EverQ shall, in its sole discretion[****]. EverQ will determine, in its sole discretion, adjustments to the [****] generally or with respect to a specific Product Sales Transaction where such adjustment [****]. EverQ shall promptly notify Evergreen of the [****] or any adjustments to the [****]. EverQ will further determine, in its sole discretion, which contracts and contract terms that will require formal consent of the EverQ Supervisory Board, and EverQ shall notify Evergreen thereof. However, if Evergreen is unable to provide such contracts, approval of [****] shall suffice.
     [****]
          (b) Product Sales Transactions. Evergreen shall have the right to negotiate and enter into agreements and sales transactions, including sales transactions for the sale of all Products manufactured by EverQ and available for shipment on or prior to the Sales Termination
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Date that are not needed to fulfill Orders pursuant to the Contracts, (collectively “Product Sales Transactions”) directly with customers. Evergreen shall have the right to negotiate the terms applicable to the respective Product Sales Transaction (“Negotiated Terms”) provided that such terms are within the [****]. EverQ shall provide the Products hereunder in accordance with the Negotiated Terms provided that Negotiated Terms are within the Term Ranges at the time the Product Sales Transactions are entered or, if not within such range, EverQ approves the Negotiated Terms. EverQ may approve the Negotiated Terms by approving the specific Negotiated Terms or [****] and after such approval, the Negotiated Terms are deemed within the [****] for the respective Product Sales Transactions. Provided that Product Sales Transactions are within the amounts of the EverQ Long Term Forecast at the time the Product Sales Transactions are entered, Evergreen shall have the right to place Orders for Products in such Product Sales Transactions, and EverQ shall manufacture, sell and deliver the Products in accordance with such Orders. To the extent that the EverQ Rolling Forecast indicates EverQ has greater capacity, or EverQ otherwise has more capacity available than indicated by the EverQ Long Term Forecast, EverQ shall make such capacity available for the Product Sales Transactions subject to Section6(c) (Limited Exclusivity) and Section6(d) (Excess Inventory). Product Sales Transactions [****] are deemed to constitute Product Sales Transactions of which the Negotiated Terms are approved.
          (c) Information and Accounting. Except to extent prohibited by law, Evergreen shall inform EverQ without delay of any Product Sales Transactions entered and render account of such Product Sales Transaction. Section 384 para.3 of the German Commercial Code (Handelsgesetzbuch) shall not apply.
          (d) Administration by Evergreen. Unless otherwise requested by Evergreen, EverQ will not be a party to the Product Sales Transactions. EverQ shall not contact the customers except as necessary to exercise its rights under this Agreement, particularly under Section 8(b) (Payment to EverQ) and Section 11(c) (Warranty Procedure). [****] Evergreen shall have the right to be the sole interface with customers and to handle administration of order fulfillment, invoicing, collections, warranty, service and related activities.
          (e) End of Sales Period. Notwithstanding the foregoing, Evergreen may only negotiate and enter into Product Sales Transactions for Evergreen-Products that will be manufactured and available for shipment on or prior to the Sales Termination Date. The Parties agree that EverQ is not required to consign any Products available for shipment after the Sales Termination Date to Evergreen.
     6. EVERGREEN FORECASTS AND ORDERS
          (a) Evergreen Forecasts. Each [****] during the term of this Agreement, within [****] of receiving the EverQ Rolling Forecast, Evergreen shall provide EverQ a non-binding written rolling forecast (“Evergreen Forecast”), indicating Evergreen’s good faith estimate of the total quantity to be ordered by Evergreen from EverQ under this Agreement in each of the next [****] and estimated allocations of Evergreen-Product type requested by the customers pursuant to the Contracts to the extent such allocations have been requested pursuant to the Contracts, including periods already covered by Evergreen’s outstanding Orders. The quantities specified for the first [****] of each Evergreen Forecast shall constitute a binding shipment plan. EverQ
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shall procure materials and manufacture Products sufficient to meet the Evergreen Forecasts. EverQ is not required to limit its production to the level of the Evergreen Forecasts, provided that EverQ shall be solely responsible for the sale and management of the delivery of all Products which Evergreen is not required to sell and manage the delivery of pursuant to this Agreement. EverQ agrees to advise Evergreen without undue delay in the event that EverQ anticipates that it will be unable to achieve the volumes and schedules set forth in the Evergreen Forecast.
          (b) Orders. EverQ shall sell and deliver Evergreen-Products in accordance with the Product quantity, part number(s), specifications, destination and delivery dates specified in Evergreen’s Orders for Evergreen-Product to be shipped pursuant to the Contracts. Orders may only be placed for the Products to be delivered pursuant to the Contracts and consistent with the Evergreen Forecast. Orders may be made in the form of weekly shipping forecasts and daily delivery notes which are provided by Evergreen to the EverQ warehouse.
          (c) Limited Exclusivity; Priority of Orders pursuant to the Contracts. Evergreen shall have the exclusive right to sell Evergreen-Products in the amount of EverQ’s total production capacity for Product produced and available for shipment on or prior to the Sales Termination Date. For Product manufactured and available for sale after the Sales Termination Date, EverQ shall have the sole right to sell the Products itself / or through other sales / commission agents without limitation or restriction on customer, country, price terms etc., provided that EverQ first supplies Evergreen with sufficient Evergreen-Products to fulfill the Contracts. EverQ-Products shall not bear Evergreen Marks or be of an Evergreen Design, except as permitted or required by another written agreement between the Parties, including without limitation as may be permitted or required in either or both of the License Agreements.
          (d) Excess Inventory. EverQ shall also have at any time the right to itself sell inventory to the extent accumulated, provided that EverQ satisfies its obligations to Evergreen with respect to the Contracts. Sales according to this clause (d) (Excess Inventory) shall not bear Evergreen Marks to the extent they can be reasonably relabeled without damage to product (except as permitted or required by another written agreement between the Parties).
          (e) Sourcing. To satisfy the requirements for Products pursuant to the Contracts, Evergreen shall first use Evergreen-Products manufactured by EverQ. If the Dedicated Production Capacity is not adequate to satisfy all of the requirements for Evergreen-Products pursuant to the Contracts, Evergreen may use products from another source as determined by Evergreen in its sole discretion subject to the requirement that, as long as Evergreen is required to use any product manufactured by a party other than EverQ to fulfill any portion of the Contracts, in allocating Evergreen product and Product to fulfill the Contracts, Evergreen agrees to treat the Product from EverQ no less favorably than Evergreen’s internal and other external sources of supply, taking into account the Dedicated Production Capacity and production volume from internal and other sources, specifications of Products manufactured by EverQ and other sources versus specifications of Products demanded by Evergreen’s customers and manufacturing and shipping locations. If the amount of Evergreen-Product available for shipment in one calendar year for fulfillment of the Contracts is lower than the Dedicated Production Capacity in such year, without limiting the remedies that may otherwise be available to it, Evergreen may require that EverQ allocate production capacity in the following calendar year to cover the shortfall in Evergreen-Product for the year in which such shortfall occurred.
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     7. TERM OF AGREEMENT
     This Agreement shall be effective on the Effective Date and shall expire on the Sales Fulfillment Termination Date, except as set forth in Section 15(c) (Survival). Upon termination of the Agreement, EverQ shall no longer have right to make or sell Products with any (i) Evergreen Marks and any (ii) Evergreen Design pursuant to this Agreement. Any such rights to manufacture and sell Products using any Evergreen Design or other Evergreen intellectual property, and any related rights, shall be governed by the License Agreements.
     8. PRICING AND PAYMENT
          (a) Pricing. Pricing for Product Sales Transactions will be determined in accordance with Section 5(a) (EverQ Terms).
          (b) Payment to EverQ.
               (i) Subject to Section 8(b)(ii), Evergreen shall remit to EverQ the Product Revenue, less the Evergreen Fee. Evergreen shall remit such amount within [****] days of Evergreen’s receipt of the Product Revenue from the customer. Evergreen shall have no liability to EverQ for delays or defaults in payment for Product, or product default or termination, by customers. Evergreen shall use commercially reasonable efforts to collect the Product Revenue. In the event that Evergreen is unable to collect on account for Product Revenue within [****] of when due, then on EverQ’s request as EverQ’ s sole remedy, Evergreen will assign the account to EverQ, which may collect on the account, retain the funds and remit the Evergreen Fee to Evergreen if the funds are collected. In the event that Evergreen is not able to collect on account for Product Revenue within [****] of when due, then Evergreen may satisfy its obligation to use commercially reasonable efforts to collect the Product Revenue by assigning the account to a collection agency for a standard collection fee. Unless otherwise agreed, payment shall be in the currency Evergreen receives from its customers for Product (which currency shall be specified to EverQ at the time of its sale upon EverQ’s request).
               (ii) To the extent permitted under the Contracts, Evergreen assigns all mature and future claims to payments due and payable pursuant to the Contracts (“Claims”), subject to Evergreen’s right to receive the Evergreen Fees. Evergreen agrees to make reasonable efforts to obtain of each customer under the Contracts (“Customers”) consent to the foregoing assignment. Evergreen’s right to collect the Product Revenue shall terminate and be of no further force or effect if an Event of Default (as defined below) occurs. EverQ shall have the right to withdraw that authority to collect the payments that are the subject of the Claims following an Event of Default. In the event that Evergreen’s right to collect payments from its customers under the Contracts and EverQ collects any such payments, EverQ shall remit to Evergreen the Evergreen Fee within [****] of EverQ’s receipt of the Product Revenue from the customer. An “Event of Default” shall occur if:
                    (A) Evergreen shall default in its obligation to remit the payment of any part of the Product Revenue for more than [****] after Evergreen’s receipt of the Product Revenue from the customer;
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                    (B) Evergreen shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against Evergreen in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Evergreen, or of all or any substantial part of the properties of Evergreen, or Evergreen or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of Evergreen; or
                    (C) Within [****] after the commencement of any proceeding against Evergreen seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within [****] after the appointment without the consent or acquiescence of Evergreen of any trustee, receiver or liquidator of Evergreen or of all or any substantial part of the properties of Evergreen, such appointment shall not have been vacated.
          (c) Evergreen Fee. In consideration for its activities hereunder, Evergreen shall receive a fee (“Evergreen Fee”). The Evergreen Fee shall consist of the sum of a Percentage Fee times the received Evergreen-Product Revenue. The “Percentage Fee” shall be the applicable Base Rate specified below. For all shipments through the Sales Termination Date, the “Base Rate” shall be set at [****] of Evergreen-Product Revenue. For all shipments after the Sales Termination Date until the Sales Fulfillment Termination Date, the “Base Rate” shall be set at [****] of Evergreen-Product Revenue. No fees will be charged for shipments made after the Sales Fulfillment Termination Date unless such shipments are made to fulfill Evergreen-Product shipment obligation under the Contracts that would have been fulfilled to the Sales Fulfillment Termination Date but for delay caused by EverQ. All sales and marketing costs and expenses of Evergreen are compensated by the Evergreen Fee.
          (d) Assignment of Interests in the Contracts. Evergreen hereby assigns to EverQ, by way of security, each future Evergreen claim less the Evergreen Fee vis-à-vis its customers for Products Revenue under the Contracts in order to secure each such respective claim of EverQ vis-à-vis Evergreen under this Agreement. Evergreen is entitled to collect the Product Revenue from the customer according to Section 8(b) (Payment to EverQ), and particularly Evergreen is entitled to assign the account to a collection agency for a standard collection fee. EverQ is allowed to inform the customers and collect the payment itself if EverQ elects to terminate this Agreement pursuant to Section 15(b)(i) (Termination Grounds for Termination by EverQ).
          (e) Credit. Undisputed amounts owed to Evergreen due to rejections of Product, accepted warranty claims, discrepancies on paid invoices and other undisputed amounts payable under this Agreement will be, at Evergreen’s option, fully credited against future invoices payable to EverQ, or paid by EverQ within [****] from EverQ’s receipt of a debit memo or other written request for payment from Evergreen.
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          (f) Set-off. Evergreen retains the right to set-off undisputed amounts owed from EverQ against amounts owed to EverQ.
          (g) Records and Audits. Evergreen shall maintain complete and accurate records regarding the Product Sales Transactions in accordance with generally recognized commercial accounting practices, and Evergreen shall keep such records available for at least [****] years or longer, if required by German tax law and EverQ has notified Evergreen of such requirement, after end of the period to which they apply. Evergreen shall allow EverQ, through an independent certified public accountant mutually acceptable to Evergreen and EverQ, during office hours and at reasonable intervals, no more than [****] to audit records solely for the purpose of ascertaining the correctness of Evergreen’s payments and for reviewing Evergreen Fee hereunder. The auditor shall be subject to an obligation of confidentiality, and Evergreen may require the auditor to execute a confidentiality agreement to that effect. The auditor shall report only whether a discrepancy was found, and if so, the amount of under or overpayment. If a deficiency of [****] or more exists for the period audited, Evergreen shall pay, in addition to such deficiency, the reasonable costs of such audit.
     9. DELIVERY AND SHIPPING TERMS
     EverQ shall deliver on the dates and to the locations in accordance with the Contracts as the shipments pursuant to the Contracts are set forth in the most recent Evergreen Forecast. EverQ shall use commercially reasonable efforts to satisfy the mix of Evergreen-Product type requested by the customers pursuant to the Contracts and disclosed in the Evergreen Forecast, but in no event will a Evergreen customer placed at a disadvantage relative to other EverQ customers with regard to the mix of Evergreen-Product type delivered by EverQ, unless agreed to by such customer. EverQ shall have the right to alter the mix of Evergreen-Product type for all Evergreen customers if it is not able to satisfy the mix of Evergreen-Product type requested by the customers pursuant to the Contracts for reasons in connection with the manufacturing of Products (e.g., limitations of the production); provided that if the mix of Product for Evergreen customers differs from the applicable Orders, it shall be consistent with the mix of all Product manufactured by and generally available from EverQ unless otherwise consented to by Evergreen after consultation with the applicable customer. All shipping terms including responsibility for cost of shipping, taxes, insurance, passage of title and risk of loss shall be in accordance with the terms of the Contracts and all other expenses connected with product delivery payable by Evergreen pursuant to the Contracts shall be paid by EverQ. All Evergreen-Products shall be prepared, packed, marked and shipped in accordance with the terms of the Contracts.
     10. FACILITIES, RECORDS, AUDITS, CONFIDENTIALITY AND QUALITY REQUIREMENTS
          (a) Facilities. EverQ shall manufacture and supply the Evergreen-Products in accordance with the Specifications of this Agreement using adequate, qualified manufacturing facilities, with all necessary labor and equipment. Such facilities shall be subject to Evergreen’s inspection and/or audits from time to time. Unless otherwise agreed, EverQ is solely responsible to provide all parts, labor, materials and other items necessary to perform its obligations hereunder.
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          (b) Records and Audits. At Evergreen’s request, upon reasonable prior notice, EverQ shall permit Evergreen and its representatives to periodically inspect and audit EverQ’s books, records, and manufacturing facilities pertaining to EverQ’s manufacturing of the EverQ-Products. In accordance with Evergreen’s reasonable request, EverQ shall, at its reasonable discretion, [****]. EverQ shall maintain accurate and complete records regarding EverQ’s manufacturing and supply of the Evergreen-Products. These records shall be held in no event less than [****] years kept following the end of the calendar quarter to which they pertain.
          (c) Quality Requirements.
               (i) EverQ agrees to provide outgoing inspection, quality and reliability data as reasonably specified from time to time by Evergreen for the Evergreen-Products.
               (ii) EverQ shall provide Evergreen with Flash Test Data for the Evergreen-Products in each shipment to enable Evergreen to satisfy its obligation to provide Flash Test Data pursuant to the Contracts. EverQ shall provide Evergreen with Flash Test Data in an electronic format within reasonable time after Evergreen-Products have been shipped. EverQ will make reasonable efforts to ensure this data is in a format suitable for loading into Evergreen’s database. All Evergreen-Products provided to Evergreen by EverQ shall be within panel power tolerance specifications for the Products.
               (iii) Evergreen-Product electrical characteristics shall be based on the results of a production line test performed at the MC connectors or equivalent in accordance with IEC 904-1 at Standard Test Conditions (1000 W/m2 with IEC904-3 reference solar spectral irradiance distribution, AM1.5 and 25C).
               (iv) Evergreen-Products shall be certified UL 1703, IEC 61730, or future mandated equivalent standards as required to meet local national or regulatory requirements.
          (d) Stopping Shipments. Evergreen may request EverQ to stop shipments for significant quality deficiencies. [****] If Evergreen so requests, EverQ’s obligations to meet delivery commitments shall thereafter be suspended until such time as Evergreen thereafter requests EverQ to recommence shipment of Evergreen-Products. Evergreen and EverQ shall work together to allow EverQ to resume production and shipment as promptly as practicable. All requests pursuant to this Section shall be in writing.
     11. WARRANTY
          (a) Title Warranty. EverQ warrants that title to the Products sold by Evergreen shall be free and clear of all liens, mortgages, encumbrances, security interests or other claims or rights (“Third Party Rights”). However, Third Party Rights do not include (i) any Intellectual Property Rights or Technology provided by Evergreen to EverQ or based on the License & Technology Transfer Agreement between Evergreen to EverQ, as may be amended from time to time and (ii) any rights of third parties regarding the aforementioned Intellectual Property Rights or Technology provided by Evergreen.
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          (b) General Warranty.
               (i) Warranty Coverage. EverQ warrants (1) all Products sold by Evergreen and delivered prior to the Effective Date (including without limitation any Products of any type specified on Exhibit E) and (2) all Products sold by Evergreen and delivered on or after the Effective Date that are manufactured based on complete manufacturing specifications and installation instructions requested by Evergreen that have been accepted by EverQ (as such acceptance is provided for in accordance with Section 11(b)(ii)), pursuant to the warranty attached hereto in Exhibit B. EverQ also warrants all such Products sold by Evergreen with respect to any specific warranty terms that [****]. EverQ shall not be liable for defects of any Products sold by Evergreen using manufacturing specifications or installation instructions (e.g., any material, equipment and/or process parameters, particularly with regard to power measurements) requested by Evergreen that have not been accepted by EverQ.
               (ii) Product Acceptance. For purpose of determining which Product manufacturing specifications and corresponding installation instructions have been accepted, EverQ agrees and acknowledges that any Product manufacturing specifications together with their applicable installation instructions sold by Evergreen and delivered prior to the Effective Date, except for those Products listed on Exhibit E, represent Products with complete manufacturing specifications and installation instructions that have been accepted by EverQ. In addition, the implementation of new manufacturing specifications in an EverQ factory and the sale of Product manufactured to such specifications after the Effective Date with certain installation instructions shall constitute acceptance of the applicable manufacturing specifications and installation instructions by EverQ. EverQ may reasonably decide to refuse to accept new Product manufacturing specifications and corresponding installation instructions that are proposed by Evergreen after the Effective Date. If applicable law or the applicable certification requirements for any Product are modified such that an accepted manufacturing specifications and installation instructions will no longer comply with legal or certification requirements, EverQ and Evergreen shall use commercial reasonable efforts to (i) modify the applicable manufacturing specifications and installation instructions, and (ii) seek the consent of customers under the Contracts to modifications to the Contracts to permit delivery of Product based on such non-compliant manufacturing specifications and installation instructions.
          (c) Warranty Procedures. If (i) EverQ is notified of any failure of any Product sold by Evergreen to conform to the warranties required pursuant to Section 11(b) above and provided a description of such breach; and (ii) such Products are accepted to be defective or non-conforming by Evergreen, EverQ shall repair, replace or refund the purchase price of such Product. EverQ shall expedite any such Order for replacement Product at Evergreen’s request and, if requested by Evergreen, [****]. To the extent that the warranty claims amount to the lesser of (i) a single claim of [****] euro (€[****]) or (ii) [****] percent ([****] %) of Evergreen’s sales of Products from EverQ cumulatively in the prior [****] months, then Evergreen shall be free to assess in its reasonable judgment, [****], whether the warranty is breached and whether the remedy shall be repair, replacement or refund. Evergreen will provide to EverQ monthly reports outlining any recurring warranty cases and, upon request of EverQ, also an evaluation report. If Product is replaced, EverQ shall have the right to receive and examine the faulty Product sold by Evergreen. To the extent that the claims are greater than such threshold, EverQ and Evergreen shall jointly determine the remedy and [****]. [****] EverQ
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will notify Evergreen if the warranty claim is accepted. EverQ will accommodate variations of the above procedure to the extent required by the respective Product Sales Transaction [****].
          (d) Warranty Claim Disputes. If the Parties have a bona fide disagreement as to the validity of a warranty claim for the Products sold pursuant to the Contracts and the Parties are unable to resolve this difference within [****] Business Days following written notice from one Party to the other regarding such disagreement, Evergreen shall be permitted to handle the claim as it reasonably deems appropriate in order to preserve customer satisfaction. The Parties will equally share the costs of this warranty expense pending final arbitration of the claim by a third party pursuant to Section 22(a) (Governing Law and Dispute Resolution), if the Parties cannot otherwise resolve the dispute.
          (e) Repaired or Replaced Products. EverQ shall return Products sold by Evergreen repaired or replaced under this warranty [****]. EverQ shall organize transport and bear the transportation charges, if any, for shipment to EverQ of repaired, replaced, or returned-for-credit Product.
          (f) Exclusion. Apart from the rights mentioned in Section 11(a) (Title Warranty) through Section 11(e) (Repaired or Replaced Products), Evergreen is not entitled to any further warranty claims.
     12. CHANGES
          (a) The term “Product Changes” shall mean those mechanical, electrical or Specification changes, changes in suppliers or subcontractors, made to or with respect to the Evergreen-Products or the manufacture process which, if made, could affect the schedule, performance, quality, reliability, availability, serviceability, appearance, dimensions, tolerances, safety or costs. EverQ is, [****], allowed to make Product Changes that do not affect customer interests pursuant to the Contracts. Product changes which may affect the performance, quality, reliability, serviceability, appearance, dimensions and the tolerances, safety of Evergreen-Products and affecting customer interests pursuant to the Contracts only become effective if approved by Evergreen, nevertheless such approval shall only be denied on a reasonable basis. Evergreen shall use its commercially reasonable efforts to provide for respective adjustment clauses [****].
          (b) Should Q-Cells (as defined below) and/or REC (as defined below) develop a proprietary product design that provides cost and/or product advantages the Parties will negotiate in good faith to enable said design to be manufactured and sold under the terms of this Agreement.
     13. TRADEMARKS
     EverQ shall apply Evergreen’s trademark(s) (“Evergreen Marks”) to the Evergreen-Products and otherwise use Evergreen Marks only as reasonably instructed from time to time. Evergreen grants to EverQ a non-exclusive, non-transferable license to use the Evergreen Marks, solely on the Evergreen-Products in accordance with Evergreen’s instructions, and only for so long as EverQ complies with Evergreen’s then-current trademark usage guidelines. Without limitation, EverQ shall not take any action that would detract from the goodwill of Evergreen
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associated with the Evergreen Marks. If EverQ is using the Evergreen Marks improperly, then upon notice from Evergreen, EverQ must remedy the improper use [****]. EverQ shall make all reasonable efforts to manufacture, or have manufactured, any product upon which the Evergreen Marks are applied to standards that are at least as high as those for similar products of EverQ. EverQ acknowledges that Evergreen is the owner of the Evergreen Marks, and shall do nothing inconsistent with Evergreen’s ownership of the Evergreen Marks. All use of the Evergreen Marks by EverQ will inure to the benefit of Evergreen, and nothing in this Agreement grants to EverQ any right, title or interest in the Evergreen Marks other than the right to use the Evergreen Marks in accordance with this Agreement. EverQ shall not sell any Product bearing the Evergreen Marks except in accordance with this Agreement or as permitted or required by another written agreement between the Parties. In the event that the Agreement is terminated or has expired and EverQ has excess inventory of Products bearing the Evergreen Marks that is not to be sold by Evergreen, then, if the Products cannot be reasonably relabeled and the sale of the Products with the Evergreen Marks is not otherwise permitted or required pursuant to another agreement, Evergreen agrees to EverQ’s sale of such Products bearing the Evergreen Marks.
     14. TRANSITIONAL OBLIGATIONS
          (a) EverQ Sales and Marketing Staff. EverQ shall use its best efforts to hire as soon as possible an appropriately capable professional to lead EverQ’s sales and marketing activities. Evergreen shall reasonably cooperate or assume the lead (if requested) in identifying candidates for EverQ’s sales and marketing department. Evergreen shall reasonably cooperate in training EverQ’s sales and marketing team on order management tools needed to perform the sales and marketing function. Evergreen shall be reimbursed for the incurred costs directly associated with recruiting, hiring and training the EverQ sales and marketing staff pursuant to this Section 14(a).
          (b) Sales and Marketing Planning. EverQ will develop a marketing, sales and distribution plan to support the sale of EverQ-Products in excess of the Dedicated Production Capacity to be shipped after the Sales Termination Date. Commencing upon the hiring of EverQ’s senior sales and marketing professional, but in no event later than the first applicable trade show in 2009, EverQ shall secure trade show space independent of the space secured by Evergreen for any trade show EverQ desires to attend.
          (c) EverQ Name and Trademarks. EverQ shall determine its new company name and trademarks as soon as reasonably possible, provided that such new name shall be formally adopted no later than December 31, 2008. EverQ’s new name shall not include any variation of the words “ever”, “green”, “string”, “ribbon”, “REC”, “Renewable Energy”, “Q-Cells” or any other registered or common law trademarks of Evergreen, Renewable Energy Corporation ASA (“REC”) or Q-Cells AG (“Q-Cells”).
          (d) Product Certifications. EverQ will use its commercially reasonable efforts, and Evergreen will cooperate on a commercially reasonable basis as well as provide product documentation as requested by the certifying body to assist EverQ’s in its efforts, to obtain the necessary certifications of the Products from TÜV and any other applicable certifying entity, body or state agency so that EverQ can sell the EverQ-Products with its new name and logo commencing on January 1, 2009.
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          (e) Commencement of Sales. EverQ hereby assumes responsibility and shall make best efforts to manage the sale of all EverQ-Products to be manufactured by EverQ and available for shipment after the Sales Termination Date other than the Evergreen-Products. If EverQ is unable despite its best efforts to establish a sales and marketing team and to start sales of EverQ-Product for shipment in 2009 within a reasonable timeframe, EverQ shall inform Evergreen, Q-Cells and REC and discuss with all three parties alternative approaches to selling the EverQ-Products.
          (f) Customer Transitioning. [****] Evergreen will not receive the Evergreen Fee for any sales of Products made pursuant to any Specified Contract that is properly assigned pursuant to this Section 14(f). If assigned, Products sold by EverQ pursuant to any Specified Contract shall not bear Evergreen Marks or be of an Evergreen Design, except as permitted or required by another written agreement between the Parties, including without limitation as may be permitted or required in either or both of the License Agreements. Moreover, if assigned, the Dedicated Production Capacity shall be reduced in the amount of production capacity in MWp needed for the fulfillment of the respective Specified Contract from the next quarter following the date of assignment.
     15. TERMINATION
          (a) Termination Grounds for Termination by Evergreen. Evergreen may terminate this Agreement at any time by notice in the event EverQ:
               (i) Fails to comply with any material provision of this Agreement and in the case of a breach which is capable of remedy, fails to remedy such breach within [****] days of notification of said breach,
               (ii) Becomes insolvent, becomes subject to opened insolvency proceedings or a petition to open such proceedings is dismissed due to insufficient assets or a receiver or similar officer is appointed to take charge of all or a part of EverQ’s assets and such condition in this Section 15(a)(ii) is not cured within [****] days, or
               (iii) Assigns, or attempts to assign, or subcontracts or attempts to subcontract, any or all of its rights or obligations under this Agreement or any Orders issued hereunder to a third party without Evergreen’s prior approval.
          (b) Termination Grounds for Termination by EverQ. EverQ may terminate this Agreement at any time by notice in the event Evergreen:
               (i) Becomes insolvent, files a petition in bankruptcy, “Chapter” 11 or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or a part of Evergreen’s assets and such condition in this Section 15(b)(i) is not cured within [****] days.
               (ii) Fails to comply with any material provision of this Agreement and in the case of a breach which is capable of remedy, fails to remedy such breach within [****] days of written notification of said breach.
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          (c) Survival. The following sections shall survive any expiration or termination of this Agreement and remain in effect: Sections 11 (Warranty), 13 (Trademarks), 15 (Termination), 16 (Limitation of Liability), 17 (Notices), 19 (Indemnity), 21 (Confidential Information), and 22 (Miscellaneous). EverQ’s and Evergreen’s obligations with respect to existing Product Sales Transactions shall also survive any expiration or termination of this Agreement.
     16. LIMITATION OF LIABILITY
          (a) EXCEPT WITH RESPECT TO DAMAGES RESULTING FROM BREACHES OF THE EXPRESS PROVISIONS OF THIS AGREEMENT, THE PARTIES ARE ONLY LIABLE FOR DAMAGES CAUSED BY INTENT OR GROSS NEGLIGENCE. LIABILITY FOR PERSONAL INJURY OR PROPERTY DAMAGES CAUSED BY GROSS NEGLIGENCE IS LIMITED TO DIRECT DAMAGES OF THE PROPERTY OF THE OTHER PARTY AND PERSONAL INJURIES; WHICH ARE CAUSED BY ONE OF THE PARTIES IN RELATION TO THIS AGREEMENT.
          EXCEPT FOR (i) EVERQ’S FAILURE TO SUPPLY EVERGREEN-PRODUCTS PURSUANT TO THIS AGREEMENT (EVERQ’S LIABILITY FOR WHICH SHALL BE LIMITED TO A VALUE EQUAL TO THE TOTAL VALUE OF THE EVERGREEN-PRODUCT TO BE SUPPLIED PURSUANT TO THE CONTRACTS [****]), PROVIDED THAT SUCH LIMITATION ON LIABILITY FOR EVERQ’S FAILURE TO SUPPLY PRODUCTS HEREUNDER SHALL NOT APPLY IF SUCH FAILURE RESULTS FROM EVERQ’S GROSS NEGLIGENCE OR INTENTIONAL BREACH OF THIS AGREEMENT, AND (ii) EVERQ’S LIABILITY PURSUANT TO SECTION 11, THE LIABILITY OF EACH PARTY HEREUNDER SHALL BE LIMITED TO THE AMOUNT OF PRODUCT REVENUE (AS DEFINED IN SECTION 1(k)) THAT EVERGREEN RECEIVES FOR THE RESPECTIVE EVERGREEN-PRODUCT SALE OR SALES OF THE RESPECTIVE EVERGREEN-PRODUCT ON WHICH THE CLAIM IS BASED.
          (b) EXCEPT FOR SUCH DAMAGES THAT EVERQ MAY BE REQUIRED TO PAY PURSUANT TO SECTION 11, THE PARTIES ARE NOT LIABLE FOR ANY OTHER DAMAGES, I.E., FINANCIAL LOSSES, BE IT DIRECT OR INDIRECT DAMAGES, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHICH ARE CAUSED BY A PARTY IN RELATION TO THIS AGREEMENT, INCLUDING WITHOUT BEING LIMITED HERETO LOSS OF PRODUCTION AND LOSS OF PROFITS, LOSS OF TURNOVER; LOSS OF USE OR CLAIMS BY THIRD PARTIES.
          (c) THE LIMITATIONS OF THIS SECTION 16 (LIMITATION OF LIABILITY) SHALL NOT APPLY TO SECTION 19 (INDEMNITY).
     17. NOTICES
     All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by next-day or overnight mail or delivery or (c) sent by facsimile, as follows:
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     If to Evergreen:
Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, MA 01752
USA
ATTN:
Richard M. Feldt
J. Terry Bailey
Christian M. Ehrbar
     If to EverQ:
EverQ GmbH
OT Thalheim
Sonnenallee 14-24
06766 Bitterfeld-Wolfen
Germany
ATTN:
Ted Scheidegger
Christian Langen
Katja Raschke
     18. COMPLIANCE WITH LAWS
          (a) Evergreen agrees that all work performed under this Agreement shall comply with all applicable laws and regulations in effect in the territories specified for the resale of the Products pursuant to the Contracts. Evergreen shall indemnify and hold EverQ harmless from and against any claims, costs, or damages resulting from or arising out of Evergreen’s failure to comply with the requirements of this Section in the approved territories for sale.
          (b) EverQ agrees that all Products supplied and work performed under this Agreement shall comply with all applicable laws and regulations in effect in the place of manufacture and the territories specified for the resale of the Products pursuant to the Contracts. Upon request, EverQ agrees to certify compliance with the applicable laws and regulations related to the certifications applicable to the Products. EverQ’s failure to comply with any of the requirements of this Section shall constitute a material breach of this Agreement.
          Upon request, EverQ agrees to provide Evergreen with information and certifications required to demonstrate compliance with applicable laws and regulations in effect oft the date of shipment for Evergreen-Product in the place of manufacture supplied pursuant to the Contracts under this Agreement. EverQ shall indemnify and hold Evergreen harmless from and against any claims, costs, or damages resulting from or arising out of Evergreen’s reliance on
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such information and/or certifications.
     19. INDEMNITY
          (a) EverQ shall, at its own expense, indemnify and hold Evergreen, Evergreen’s respective officers, directors, agents and employees (collectively, “Indemnified Parties”) harmless from and against any liability, award, expense or loss (including attorneys’ fees) arising from any (a) actual or alleged infringement of any patent, trademark, trade secret, copyright or other intellectual property related to the Evergreen-Products other than with respect to infringement directly caused by specifications or any rights provided by Evergreen, where the infringement would not occur without use of such specifications or rights, or (b) breach of this Agreement or its representations or warranties hereunder by EverQ, (any claim or action based on (a) and (b), a “Claim”) and shall defend at its own expense, including attorneys fees, any suit brought against Indemnified Parties alleging a Claim.
          (b) The one Party shall (i) give the other Party prompt notice in writing of any Claim and, if the other Party provides evidence reasonably satisfactory to the one Party of the other Party’s financial ability to defend the matter vigorously and pay any reasonably foreseeable damages; (ii) permit the other Party , through counsel of the other Party ‘s choice, that does not have a conflict with the one Party , to answer and defend such Claim (but any Indemnified Party may be represented by counsel and participate in the defense at its own expense); and (ii) give the other Party all needed information, assistance, and authority, at the other Party ‘s expense, to enable the other Party to defend such Claim. The other Party shall not be liable for any settlement of a Claim effected without its written consent (which consent shall not be unreasonably withheld or delayed), nor shall the other Party settle any Claim without the written consent of the one Party (which consent shall not be unreasonably withheld or delayed). The other Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the applicable Indemnified Parties a release from all liability with respect to the Claim.
     20. GRATUITIES
     Each Party represents that it has not offered nor given and will not offer nor give any employee, agent, or representative of the other Party any gratuity with a view toward securing any business from the other Party or influencing such person with respect to the business between the Parties.
     21. CONFIDENTIAL INFORMATION
     Any confidential information exchanged pursuant to this Agreement (and the terms of this Agreement itself) will be governed by Section 9.7 (Confidentiality) of the Master Agreement, with the Parties hereunder deemed the Disclosing Party and/or Receiving Party as applicable, provided that, notwithstanding anything to the contrary either Party shall may use confidential information in order to exercise its rights and discharge its obligations hereunder. The confidentiality provisions set forth in Section 9.7 of the Master Agreement shall continue as part of this Agreement even after the termination or expiration of the Master Agreement.
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     22. MISCELLANEOUS
          (a) Governing Law and Dispute Resolution. This Agreement shall be construed in accordance with and governed by the laws of the Federal Republic of Germany excluding its rules on the conflict of laws and of the United Nations Convention on the International Sale of Goods (CISG). All disputes arising in connection with this Agreement or its validity or any agreement provided herein which cannot be resolved by mutual agreement of the Parties shall be finally settled by the German Institution of Arbitration in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law (except for challenges to the validity of shareholder resolutions which shall be submitted to the competent court in Berlin). The place of arbitration is Berlin, Germany. The arbitral tribunal consists of three arbitrators. The arbitrators must be capable of being appointed a judge in accordance with the relevant German legal rules. The substantive law of the Federal Republic of Germany is applicable to the dispute. The language of the arbitral proceedings is English.
          (b) Compliance with Laws and Regulations. Each Party will comply with all applicable laws, regulations and ordinances.
          (c) Force Majeure. Neither of the Parties shall be liable for prevention from fulfilling the contract as a result of force majeure, particularly natural disasters, war, unrest, labour disputes, suspension or interruption of operations due to extreme factors, administrative measures and other events outside the control of the Parties, especially such as a shortfall of silicon deliveries. This includes cases of force majeure taking place at suppliers of EverQ. In such events, the Parties shall contact each other without delay and discuss the measures to be taken. The Parties undertake to re-enable the contract’s fulfillment by all technical and economically reasonable means. If EverQ has approved a narrower Force Majeure — clause in regard to a Product Sales Transaction explicitly in writing (e. g., through written approval of the customer’s agreement or use of a-pre-approved standard term, the use of which is to be notified from Evergreen to EverQ), EverQ, shall at its own expense, indemnify and hold Evergreen harmless from any damage that may occur in case of Force Majeure according to this Section 22(c) (Force Majeure).
          (d) Export. No Party shall export or re export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the applicable export control regulations, including the U.S. Export Administration Regulations and regulations of Germany, without the prior authorization from the appropriate governmental authorities.
          (e) Mandatory Recycling. Should a mandatory recycling law become applicable to the Products, Evergreen Solar will make appropriate arrangements for recycling the Products. The cost of the recycling for the Products manufactured and available for shipment on or prior to the Sales Termination Date will be borne by EverQ.
          (f) Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.
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          (g) Delay; Remedies Not Exclusive. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any or other further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
          (h) Assignment. Other than as expressly otherwise provided herein, this Agreement shall not be assignable or otherwise transferable by any Party hereto without the prior written consent of the other Party hereto; provided, however, that (i) neither Party shall be obligated to obtain the consent of the other Party under this Section 22(h) (Assignment) solely by virtue of a Change of Control of such Party, and such Party shall have the right to assign this Agreement, in its entirety including all rights and obligations, to such Party’s successor in such Change of Control, and (ii) any of the Parties may at any time and from time to time pledge or grant a security interest in all or any portion of its rights, title and interest under this Agreement as collateral security to secure obligations of such Party; provided that no such pledge or grant of a security interest shall (A) release such Party from any of its obligations hereunder or (B) substitute any such pledgee or grantee for such Party as a party hereto with any rights or remedies hereunder. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Any assignment or transfer (including through a Change of Control) of this Agreement in violation of this Section 22(h) (Assignment) shall be null and void.
          (i) Language. All documentation, communication and services in connection with this Agreement in shall be in English.
          (j) Entire Agreement; Severability. This Agreement, together with any exhibits, constitutes the entire agreement between the Parties hereto and any of such Parties’ respective affiliates with respect to the subject matter of this Agreement and supersedes the Prior Agreement in its entirety, all prior communications, agreements and understandings, both oral and written, with respect to the subject matter of this Agreement. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the Parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the Parties’ intent in entering into this Agreement.
          (k) Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that notwithstanding Section 22(a) (Governing Law and Dispute Resolution), the Parties may be entitled to seek an injunction (einstweilige Verfügung) to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.
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          (l) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.
          (m) Other Agreements. No other express, written contracts and/or agreements between EverQ, Evergreen, Q-Cells and/or REC (and/or affiliates of the aforementioned companies) shall be affected by this Agreement.
     IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this agreement on the dates indicated below to be effective as of the effective date.

EVERGREEN SOLAR, INC.	EVERQ GMBH

/s/ Michael El-Hillow	/s/ T. Scheidegger / /s/ C. Langden

Signature	Signature

Michael El-Hillow	T. Scheidegger / C. Langden

Name	Name

CFO	CEO / CSO

Title	Title

October 6, 2008	Oct 7, 2008 / Oct. 7, 2008

Date:	Date:
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Exhibit A
Products*

[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

*	This schedule shall be revised from time to time by mutual agreement of the Parties to include new ES, ES-A and ES-B models with higher power ratings than those currently listed as manufacturing improvements result in conversion efficiency increases.
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Exhibit B
Warranty
Evergreen Solar
Photovoltaic Panels Limited Warranty
Limited Warranty: Materials or Workmanship
Evergreen Solar warrants the panels to be free from defects in materials or workman-ship under normal application, installation, use, and service conditions. The panels must be installed according to the latest Safety, Installation and Operation Manual provided by Evergreen Solar otherwise this warranty will be void. If the product fails to conform to this warranty, then, for a period ending sixty (60) months from date of sale to the original consumer purchaser, Evergreen Solar will, at its option, either repair or replace the product or refund the purchase price. The repair, replacement, or refund remedy shall be the sole and exclusive remedy provided under this warranty.
Limited Warranty: Power Output
Evergreen Solar warrants for a period often (10) years from the date of sale to the original consumer purchaser that the power rating at Standard Test Conditions will remain at 90% or greater of Evergreen Solar’s Minimum Specified Power Rating. Evergreen Solar further warrants fora period of twenty-five (25) years from the date of sale to the original consumer purchaser that the power rating at Standard Test Conditions will remain at 80% or greater of Evergreen Solar’s Minimum Specified Power Rating.
Evergreen Solar will, at its option, repair or replace the product, refund the purchase price, or provide the purchaser with additional panels to make up lost power, provided that such degradation is determined to be due to defects in materials or workmanship under normal installation, application, and use. The panels must be installed according to the latest Safety, Installation and Operation Manual provided by Evergreen Solar otherwise this warranty will be void. The relevant Minimum Specified Power Rating is defined in Evergreen Solar’s product data sheet at the time of shipment. Standard Test Conditions are irradiance of 1000W/m2, 25° C cell temperature, and AM 1.5 light spectrum.
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Limitations and Conditions
The remedy set forth in these limited warranties shall be the sole and exclusive remedy provided under the extended term warranty, unless otherwise agreed by Evergreen Solar in writing. In Germany, these limited warranties are neither a “guarantee of the quality” of the panel pursuant to §443 BGB (German Civil Code) nor are they an “acceptance of a guarantee” pursuant to §276 BGB,
The limited warranties set forth herein do not apply to any panel which in Evergreen Solar’s sole judgement has been subjected to misuse, neglect, or accident; has been damaged through abuse, alteration, improper installation or application, or negligence in use, storage, transportation, or handling; has not been installed in accordance with the latest Safety, Installation and Operation Manual provided by Evergreen Solar or has in anyway been tampered with or repaired by anyone other than Evergreen Solar or its authorized agent.
The limited warranties do not cover costs associated with panel installation, removal, testing, packaging, transportation, or reinstallation; other costs associated with obtaining warranty service; or costs, lost revenues, or lost profits associated with the performance or nonperformance of defective panels.
Any panels repaired or replaced by Evergreen Solar under a warranty claim shall be covered by the same warranties and original term as the first product purchased under said claim. The term shall not be prolonged or reset from the date of sale to the original consumer purchaser. Any replaced parts or products become the property of Evergreen Solar.
These limited warranties apply only to the first end-user purchaser of the panels or to any subsequent owners of the original building or site where the panels were first installed. The limited warranties set forth herein are expressly in lieu of and exclude all other express or implied warranties, including but not limited to warranties of merchantability and of fitness for particular purpose, use, or application and all other obligations or liabilities on the part of Evergreen Solar, unless such other warranties, obligations, or liabilities are expressly agreed to in writing signed and approved by Evergreen Solar.
Evergreen Solar shall have no responsibility or liability whatsoever for damage or injury to persons or property, or for other loss or injury resulting from any cause whatsoever arising out of or related to the product, including, without limitation, any defects in the panel, or from use or installation. Under no circumstances shall Evergreen Solar be liable for incidental, consequential, or special damages, howsoever caused.
Evergreen Solar’s aggregate liability, if any, in damages or otherwise, shall not exceed the payment, if any, received by seller for the unit of product or service furnished or to be furnished, as the case maybe, which is the subject of claim or dispute. Some jurisdictions do not allow limitations on implied warranties or the exclusion or limitation of damages, so the above I imitations or exclusions may not apply to you.
If a part, provision, or clause of terms and conditions of sale, or the application thereof to any person or circumstance is held invalid, void, or unenforceable, such holding shall not affect and leave all other parts, provisions, clauses, or applications of terms and conditions remaining, and to this end the terms and conditions shall be treated as severable.
This warranty gives you specific legal rights; and you may also have other rights that vary from state to state and country to country. Neither party shall be in any way responsible or liable to the other party, or to any third party, arising out of nonperformance or delay in performance of the terms and conditions of sale due to acts of God, war, riot, strikes, unavailability of suitable and sufficient labor, and any unforeseen event beyond its control, including, without limitations, any technological or physical event or condition which is not reasonably known or understood at the time of sale.
Any claim or dispute regarding these warranties shall be governed by and construed in accordance with the laws of the State of New York (US).
Obtaining Warranty Performance
If you feel you have a claim covered by warranty, you must promptly notify the dealer who sold you the panel of the claim. The dealer will give advice handling the claim. If further assistance is required, write Evergreen Solar for instructions.
The customer must submit a written claim, including adequate documentation of panel purchase, serial number, and product failure. Evergreen Solar will determine in its sole judgment the adequacy of such claim. Evergreen Solar may require that product subject to a claim be returned to the factory, at the customer’s expense. If product is determined to be defective and is replaced but is not returned to Evergreen Solar, then the customer must submit adequate evidence that such product has been destroyed or recycled.

Note:	This document may be provided in multiple languages. If there is a conflict among versions, the English language version dominates.
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Exhibit C
Schedule of Customer Contracts
1. [****]
2. [****]
3. [****]
4. [****]
5. [****]
6. [****]
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Exhibit D
Schedule of Dedicated Production Capacity in MWp between 2008 and 2011
[****]
If a Specified Contract is assigned pursuant to Section 14 (f) of the Amended and Restated Sales Representative Agreement, the Dedicated Production Capacity shall be reduced by the amount of production capacity in MWp needed for the fulfillment of the respective Specified Contract from the next quarter following the date of assignment.
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Exhibit E
[****]
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